UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2020

89bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39122	36-4946844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

142 Sansome Street, Second Floor

San Francisco, CA 94104

(Address of principal executive offices, including zip code)

(415) 500-4614

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ETNB	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2020, the board of directors (the “Board”) of 89bio, Inc. (the “Company”) appointed Lota Zoth as a member of the Board. Ms. Zoth will serve as a Class III Director until the Company’s 2022 Annual Meeting of Stockholders and until her successor is duly elected and qualified, effective immediately. Ms. Zoth was also appointed as Chair of the Audit Committee of the Board.

Ms. Zoth, age 60, serves in leadership roles on a number of public company boards of directors. She has served as a member of the board of directors and chair of the audit committee of Zymeworks, Inc., a clinical-stage biopharmaceutical company, since November 2016 and as chair of the board of directors since September 2019. She has served as a member of the board of directors and chair of the audit committee of Lumos Pharma, Inc., a biopharmaceutical company, since November 2012. She has also served as a member of the board of directors and chair of the audit committee of Inovio Pharmaceuticals, Inc., a biotechnology company, since January 2018 and August 2018, respectively. Previously, she served as a member of the board of Spark Therapeutics, Inc., a gene therapy platform company, from January 2016 to December 2019, Circassia Pharmaceuticals, plc, a specialty biopharmaceutical company, from February 2015 to February 2019, Orexigen Therapeutics, Inc., a biopharmaceutical company, from April 2012 to May 2019, Aeras, a non-profit product development organization, from November 2011 to October 2018, Hyperion Therapeutics, Inc., a commercial-stage biopharmaceutical company, from February 2008 to May 2015 and Ikaria, Inc., a commercial-stage biopharmaceutical company, from January 2008 to February 2014. Prior to her retirement, Ms. Zoth most recently served as Senior Vice President and Chief Financial Officer of MedImmune, Inc., a biotechnology company, from April 2004 to July 2007 and as Vice President, Controller & Chief Accounting Officer from August 2002 to April 2004. Ms. Zoth is a Certified Public Accountant and received her B.B.A. from Texas Tech University.

In accordance with the Company’s non-employee director compensation policy, which is described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 8, 2020, Ms. Zoth will receive an annual cash retainer of $55,000 for her service as a member of the Board and as Chair of the Audit Committee. In addition, Ms. Zoth will be granted an option to purchase 20,000 shares of the Company’s common stock at an exercise price equal to the average closing price of the Company’s common stock on The Nasdaq Global Market over the ten trading day period ending on the date of grant. The equity awards will be made under the Company’s Amended and Restated 2019 Equity Incentive Plan. The shares underlying the option will vest and become exercisable on the first, second and third anniversary of June 1, 2020, subject to Ms. Zoth’s continued service to the Company. Ms. Zoth has entered into the Company’s standard form of indemnification agreement, which was previously filed by the Company as Exhibit 10.1 to the Company’s Form S-1 filed on October 11, 2019.

There are no arrangements or understandings between Ms. Zoth and any other persons pursuant to which she was elected as a director of the Company. There are no family relationships between Ms. Zoth and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On June 4, 2020, the Company issued a press release announcing Ms. Zoth’s appointment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibit is being furnished herewith:

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 4, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

89bio, Inc.

Date: June 4, 2020	By:	/s/ Rohan Palekar
Rohan Palekar
Chief Executive Officer